EXHIBIT 23.5

CONSENT OF HILL, SCHWARTZ, SPILKER, KELLER, LLC

We consent to the reference in the Form SB-2 Registration Statement under the Securities Act of 1933, filed by Zion Oil & Gas, Inc. (the "Company"), of our Report dated April 28, 2006 and to the use of our name appearing under the heading "Experts" in the Form SB-2.

/s/ Ray Sheeler

Ray Sheeler

Title: Managing Director

Hill, Schwartz, Spilker, Keller, LLC

Dallas, Texas

May 23, 2006